Exhibit 99

ENTERPRISE BANCORP, INC. ANNOUNCES EFFECTIVENESS OF SHELF REGISTRATION AND COMMENCEMENT OF RIGHTS AND COMMUNITY-BASED OFFERINGS

Lowell, Mass (October 21, 2009) — Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announced today that its shelf registration of up to $25.0 million in capital to support future growth has been declared effective by the Securities and Exchange Commission.  The Company presently seeks to raise $7.5 million through a subscription rights offering to the Company’s stockholders, together with a supplemental community-based offering to be undertaken concurrently with the rights offering.

The rights offering and the supplemental offering will each commence on October 22, 2009, with the rights offering scheduled to close on November 19th and the supplemental offering scheduled to close on December 1st, subject in each case to early termination or extension in the sole discretion of the Company.

Under the terms of the rights offering, all record holders of the Company’s common stock as of 5:00 P.M. on October 21, 2009, the record date for the rights offering, will receive, at no charge, one non-transferable subscription right for each share held as of the record date.  Each subscription right will entitle the holder of the right to purchase 0.0838 of a share of the Company’s common stock at a purchase price of $10.85 per whole share.

Shares offered in the supplemental offering will be offered at the same purchase price of $10.85 per share.

If the rights offering is fully subscribed, the Company will issue approximately 691,244 shares in the offering.  The Company reserves the right to issue up to 132,756 additional shares to accommodate over-subscription requests in the rights offering and/or to facilitate sales of shares to new investors in the supplemental offering.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state.  Both the rights offering and the supplemental offering will be made only by means of a prospectus, copies of which will be mailed to all record date shareholders and to certain prospective new investors selected by the Company.  Copies of the prospectus may also be obtained by contacting Enterprise Bancorp, Inc., Attn:  Investor Relations, 222 Merrimack Street, Lowell, MA 01852 or by calling toll-free at 1-877-671-2265, ext. 5584, or by contacting the Company’s information agent, Georgeson Inc., 199 Water Street, New York, New York 10038 or by calling toll-free at 1-888-219-8475.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank.  The Company principally is engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities.  Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, deposit and cash management products as well as investment management, trust and insurance services.  The Company’s headquarters and Enterprise Bank’s main office are located at 222 Merrimack Street in Lowell, Massachusetts.  The Company’s primary market area is the Merrimack Valley and North Central regions of Massachusetts and South Central New Hampshire.  Enterprise Bank has seventeen full-service branch offices located in the Massachusetts cities and towns of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Leominster, Methuen, Tewksbury and Westford and in Salem and Derry, New Hampshire.

The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions that predict or indicate future events or trends and which do not relate to historical matters.  Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the company.  These risks, uncertainties and other factors may cause the actual results, performance and achievements of the company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.  Factors that could cause such differences include, but are not limited to general economic conditions, changes in interest rates, regulatory considerations and competition.  For more information about these factors, please see our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise.